Exhibit 99.1

Streamex Corp. Appoints Shawn Matthews, Former CEO of Cantor Fitzgerald & Co. & Founder and CIO of Hondius Capital Management, to Board of Directors

WINTER PARK, Fla., March 03, 2026 (GLOBE NEWSWIRE) — Streamex Corp. (“Streamex” or the “Company”) (NASDAQ: STEX), a leader in institutional-grade tokenization and digital asset infrastructure, today is excited to announce the appointment of Shawn Matthews, Former CEO of Cantor Fitzgerald & Co. and Founder and Chief Investment Officer of Hondius Capital Management, to its Board of Directors. In this role, Mr. Matthews will bring decades of global investment, trading, and executive leadership experience to support Streamex’s strategic growth, capital markets initiatives, and governance. He is joining as an independent director.

Morgan Lekstrom, Co-Founder & Executive Chairman of Streamex said, “Shawn joins Streamex at a critical growth juncture bringing 30 years of high growth capital markets experience and connections to help accelerate our first-mover products. As a highly respected investor and operator with more than three decades of experience across global markets, his deep understanding of capital markets, risk management, and institutional investing, combined with his leadership experience as former CEO of Cantor Fitzgerald, makes him an exceptional addition to our Board. Shawn’s perspective will be invaluable as we continue to scale Streamex and expand our institutional footprint. As Executive Chairman and Co-Founder, we warmly welcome Shawn to the Streamex team.”

Shawn Matthews states, “I am honored to join the Streamex Board at such a transformative moment for the financial markets. Streamex has built and is expanding its critical infrastructure that bridges traditional finance and digital assets in a thoughtful, institutional-grade manner. My experience bridging institutional investors and strategies will lend well to accelerating Streamex as a board member. I look forward to working with the Board and management team to help guide the company’s long-term strategy and growth.”

About Shawn Matthews

Shawn Matthews is the Founder and Chief Investment Officer of Hondius Capital Management, a global alternative asset manager. In this role, he has oversight of and responsibility for all firm investments. Mr. Matthews has been actively investing in global markets for over 30 years, with the majority of his career focused on trading across asset classes.

Prior to founding Hondius Capital Management, Mr. Matthews served as Chief Executive Officer of Cantor Fitzgerald & Co. from 2009 through April 2018. Before becoming CEO, he held a number of senior investment leadership roles at Cantor Fitzgerald, including Head of Capital Markets and Head of Mortgage Trading. Earlier in his career, Mr. Matthews worked as a fixed income derivatives trader, traded privatization certificates in Eastern Europe, and later founded both an equity-focused hedge fund, Alchemist Capital Management, and a fixed income broker-dealer, West Side Capital.

Mr. Matthews holds a Bachelor of Science in Finance from Fairfield University and an MBA from Hofstra University.

About Streamex Corp.

Streamex Corp. (NASDAQ: STEX) is a technology and infrastructure company focused on the tokenization and digitalization of commodity real-world assets. Streamex delivers institutional-grade solutions that bridge traditional finance and blockchain-enabled markets through secure, regulated, and yield-bearing financial instruments.

For more information, visit www.streamex.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Streamex’s business strategy, future growth, and the impact of new Board appointments. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond Streamex’s control, and actual results may differ materially. Factors that could cause such differences include, among others, market conditions, regulatory developments, and macroeconomic factors affecting digital asset markets. Streamex undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.

Contacts

Streamex Press & Investor Relations

Adele Carey – Alliance Advisors Investor Relations

IR@streamex.com | acarey@allianceadvisors.com

Henry McPhie

Chief Executive Officer, Streamex Corp.

www.streamex.com | X.com/streamex